RESTRICTED STOCK PURCHASE AGREEMENT


This Restricted Stock Purchase Agreement ("Agreement") is entered into as of December 2, 1996 between DP Applications, Inc., an Oregon corporation (the "Company") and Karl C. Powell, Jr. ("Purchaser"), an employee, officer, or director of Sequent Computer Systems, Inc. ("Sequent").

In consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1. Sale of Shares. Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, 100,000 shares of common stock of the Company (the "Shares") at a price of $0.15 per share, for a total purchase price of $15,000, payable in cash or by the execution and delivery of a promissory note in the form of Exhibit A (the "Note"). In addition to terms and conditions set forth in this Agreement, the Shares shall be subject to the restrictions on transfer contained in Article VII of the Company's Bylaws. To secure its rights under the Repurchase Option described in Section 2, the Company will retain the certificate or certificates representing the Shares. Purchaser will deliver to the Company executed blank stock powers covering the Shares subject to the Repurchase Option. The closing of this sale shall occur upon receipt by the Company from Purchaser of an executed copy of this Agreement, full payment of the purchase price for the Shares, and executed blank stock powers covering the Shares.

2.     Repurchase Option.

2.1     Option on Termination of Employment Initiated by
Purchaser. If Purchaser voluntarily leaves employment of Sequent (a "Voluntary Termination"), then the Company shall have an irrevocable, exclusive option (the "Repurchase Option") for a period of 60 days from the date of Voluntary Termination to repurchase at the original price per Share set forth in Section 1 all of the Shares held by Purchaser on the date of the Voluntary Termination that have not been released from the Repurchase Option as provided in Section 2.4. If Purchaser ceases to be an employee of Sequent for any reason other than Voluntary Termination, including termination with or without cause or by reason of death or disability (an "Involuntary Termination"), the Repurchase Option shall not apply to the Shares, but shall terminate as to all of the Shares as of the date of the Involuntary Termination.


2.2 Exercise of Option. The Repurchase Option shall be exercised by the Company within 60 days of the date of Voluntary Termination (such 60-day period, the "Exercise Period") by delivering to the Purchaser a written notice of exercise of the Repurchase Option and a check in the amount of the purchase price (or, if applicable, by a reduction in the outstanding principal of the Note equal to the purchase price). Upon delivery of such notice and payment of the purchase price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased without further action by Purchaser.

2.3 Termination of Repurchase Option. If the Company does not exercise the Repurchase Option before the end of the Exercise Period, the Repurchase Option shall terminate.

2.4 Release from Repurchase Option. The Shares shall be released from the Repurchase Option over a period of four years and two months commencing December 2, 1996 (the "Vesting Reference Date"). One hundred percent (100%) of the Shares shall initially be subject to the Repurchase Option. None of the Shares shall be released from the Repurchase Option until the first anniversary of the Vesting Reference Date, on which date twenty-four percent (24%) of the shares shall be released from the Repurchase Option. Thereafter, two percent (2%) of the Shares shall be released from the Repurchase Option for each month of service completed after the first anniversary of the Vesting Reference Date, so that all of the Shares will be released from the Repurchase Option 50 months after the Vesting Reference Date. No fractional shares shall be released from the Repurchase Option until a number of such fractional shares accumulate to equal one share. Subject to the provisions of Section 3 regarding escrow of the Shares, as soon as practicable after the end of each one-year period from the Vesting Reference Date, the Company will deliver to Purchaser a certificate or certificates representing the Shares released from the Repurchase Option during that year.

2.4.1     Accelerated Release From Repurchase Option Upon
Sequent Change of Control. If at any time before all of the Shares have been released from the Repurchase Option, there is a Change in Control with respect to Sequent, all Shares then subject to the Repurchase Option shall immediately be released from the Repurchase Option, and the Repurchase Option shall terminate as of the date of the Change of Control. As used in this Agreement, the term "Change of Control" means the occurrence of any one of the following events:

(a) The shareholders of Sequent approve one of the following transactions:

(i) any consolidation, merger, or plan of exchange involving Sequent pursuant to which Sequent's Common Stock would be converted into cash; or

(ii)     any sale, lease, exchange, or other transfer
(in one transaction or in a series of related transactions) of all or substantially all of the assets of Sequent or the adoption of any plan or proposal for the liquidation or dissolution of Sequent; or

(b) a tender or exchange offer, other than one by Sequent, is made for Sequent's Common Stock (or securities convertible into Sequent Common Stock) and such offer results in a portion of those securities being purchased and the offeror after consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of at least 20 percent of Sequent's outstanding Common Stock; or

(c) Sequent receives a report on Schedule 13D under the Exchange Act reporting beneficial ownership by any person of 20 percent or more of Sequent's outstanding Common Stock, except that if such receipt occurs during a tender offer or exchange offer by any person other than Sequent or a wholly owned subsidiary of Sequent, then the accelerated release from the Repurchase Option provided for this Section 2.4.1 shall not occur until the conclusion of such offer; or

(d) During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of Sequent's Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

3.     Limitations on Transfer.  Without the written consent of the
Company, Purchaser shall not sell, assign, encumber, dispose of or transfer (including transfer by operation of law) any interest in any Shares that have
not been released from the Repurchase Option.   In addition, if Purchaser
purchased the Shares by execution and delivery of the Note, Purchaser shall not sell, assign, encumber, dispose of or transfer (including transfer by operation of law) any interest in any Shares until the Note has been repaid in full with respect to such Shares. The Company shall hold in escrow all Shares (including those not subject to the Repurchase Option) with respect to which the Note has not been repaid, and shall release Shares not subject to the Repurchase Option only upon Purchaser's full repayment of the all outstanding principal and interest on the Note relating to the purchase price for those Shares. Upon payment of principal of the Note at any time, the Company shall release from escrow and deliver to Purchaser a number of Shares equal to the amount of the repayment (less accrued interest) divided by the purchase price for such Shares as set forth in Section 1 hereof. To the extent that the Company exercises the Repurchase Option as to any Shares, the principal amount of the Note shall be reduced by the amount of the purchase price therefor.

4. Lock-up Period. Purchaser hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Purchaser shall not sell, make short sale of, loan, grant any option for the purchase of, or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

5. Stock Certificate Legends. All certificates representing any of the Shares shall contain the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE
CORPORATION."

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

"THE CORPORATION IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES OR DIFFERENT SERIES WITHIN A CLASS. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS BETWEEN THE SHARES OF EACH SERIES SO FAR AS THEY HAVE BEEN DETERMINED. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF A SERIES BEFORE THE ISSUANCE OF ANY SHARES OF THAT SERIES."

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND
TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS CONTAINED IN
ARTICLE VII OF THE COMPANY'S BYLAWS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

6. Assignment by the Company. The right of the Company under the Repurchase Option to purchase any part of the Shares may be assigned in whole or in part to any person or persons designated by the Board of Directors of the Company.

7.     Transfer on Books of Company.  The Company shall not be required
(a) to transfer on its books any of the Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or the Company's Bylaws, or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

8. Restricted Securities. Purchaser understands and acknowledges that the sale of the Shares has not been registered under the Securities Act, or applicable state securities laws, that the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirement is available, that the Company is under no obligation to register the Shares, and that the certificate representing the Shares will be stamped with the legends specified in Section 5 of this Agreement. The Purchaser agrees to comply with the transfer restrictions specified in the legends set forth in Section 5.

9. Investment Representations and Warranties. Purchaser warrants and represents to the Company as follows:

9.1 Purchase Entirely for Own Account. The Shares will be acquired for investment for Purchaser's own account and not with a view to the resale or distribution of any part thereof, and Purchaser has no intention of selling, granting any participation in, or otherwise distributing the same.

9.2 Investment Experience. Purchaser is experienced in evaluating and investing in companies in the development stage, can bear the economic risk of an investment in the Shares, and has enough knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the Shares.

9.3 Qualifications as an Accredited Investor. Purchaser is an accredited investor, as that term is defined in Rule 501(a) under the Securities Act.

9.4     Opportunity to Review Documents and Ask Questions.  The
Company has made available to Purchaser all documents and information requested by Purchaser relating to an investment in the Company. In addition, Purchaser has had adequate opportunity to ask questions and to receive answers from the management of the Company covering the terms and conditions of the purchase and sale of the Shares and the Company's business, management, and financial affairs.

10.     Miscellaneous.

10.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and the Purchaser.

10.2 Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States Mail as registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its address shown below its signature or to the Purchaser at the address shown below the Purchaser's signature, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

10.3 Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon the Purchaser's heirs, executors, administrators, successors and assigns.

10.4 Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.5 Applicable Law; Attorneys' Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys' fees to be set by the trial court and, upon any appeal, the appellate court.

10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:     DP APPLICATIONS, INC.


By: ___/c/_Bruce Love_________
    BRUCE LOVE
Title: President
Address:


PURCHASER:     ____/c/Karl C. Powell, Jr.___
                Karl C. Powell, Jr.
Address:

                                 EXHIBIT A

                         FORM OF PROMISSORY NOTE
$15,000                                             San Bruno, California
                                                         December 2, 1996

For value received the undersigned promises to pay to the order of DP Applications, Inc. (the "Company") at its principal offices in San Bruno, California, the principal sum of fifteen thousand dollars ($15,000) in lawful money of the United States of America, with interest thereon from the date hereof until paid at the rate of ___ percent per annum. Interest shall be due and payable annually. The entire principal and all accrued interest shall be due and payable in full on the fifth anniversary of the date written above.

Payments of principal and interest shall be made in lawful money of the United States of America.

The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

This Note is subject to the terms of the Restricted Stock Purchase Agreement, dated as of December 2, 1996. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

In the event of institution of suit or action for the collection of this note or any portion hereof the undersigned hereby promises and agrees to pay, in addition to the costs and disbursements which may be provided by statute, such sum as the court may adjudge reasonable to be allowed to plaintiff therein for its attorneys' fees at trial, appeal, or for any petition for appeal.


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